Exhibit 99.1

Contact:	Timothy R. Yost	2000 Pennsylvania Avenue, N.W.
	Chief Financial Officer	Suite 6000
	(202) 777-5455	Washington, D.C. 20006
	heroldl@executiveboard.com	www.executiveboard.com
THE CORPORATE EXECUTIVE BOARD REPORTS FOURTH-QUARTER EARNINGS OF $0.52
PER DILUTED SHARE ON 29% GROWTH IN REVENUES

CEB TRIPLES QUARTERLY CASH DIVIDEND AND INCREASES SHARE REPURCHASE AUTHORIZATION
WASHINGTON, D.C. (February 7, 2006) — The Corporate Executive Board Company (CEB) (NASDAQ/NM: EXBD) today announced financial results for the fourth quarter and year ended December 31, 2005. For the quarter, revenues were $99.8 million up 29.4% from $77.1 million for the fourth quarter of 2004. Net income increased 25.2% to $21.3 million from $17.0 million. Earnings per diluted share for the fourth quarter increased 23.8% to $0.52 from $0.42 for the fourth quarter of 2004.
Revenues for 2005 increased 29.0% to $362.2 million from $280.7 million for 2004. Net income grew 39.9% to $75.1 million from $53.7 million for 2004. Earnings per diluted share for 2005 increased 36.6% to $1.83 from $1.34 for 2004.
In August 2004, the Company entered into a new lease agreement for office facilities in Rosslyn, Virginia beginning in 2008. Under the terms of the new lease, several of CEB’s prior leases have been assumed by the new lessor. With these lease transactions, the Company recorded a one time non-cash charge of $5.2 million in the three months ended September 30, 2004 related to the assumption of CEB’s existing leases by the new lessor. To present results on a comparable basis the Company is providing adjusted income and earnings per diluted share that exclude this non-cash charge.
Excluding this non-cash lease assumption charge of $5.2 million from the third quarter of 2004, net income for 2005 increased 31.4% to $75.1 million from an adjusted $57.1 million in 2004. Earnings per diluted share for 2005 increased 28.0% to $1.83 from an adjusted $1.43 in 2004. A reconciliation of CEB’s reported and adjusted results is set forth in the notes to the Financial Highlights section below.
Tom Monahan, CEO of the Corporate Executive Board commented, “We are very pleased with our performance in the fourth quarter and for the full year 2005. We achieved our stated goals for both top and bottom line growth, and experienced strong performance across our membership programs. Underpinning our strong revenue and contract value growth was success across our key growth metrics. The client renewal rate for the full-year 2005 was 92%, once again attesting to the fundamental strength of the CEB membership value proposition. Three of our other four growth drivers, cross sales, new client growth, and new programs continued to run at or above the high end of our annual target ranges. The fourth, price increases, came in below the target range due to a dampening effect on average pricing from the continued strength of our new products across the past two years. Across the year, CEB’s membership network grew to 2,831 companies, and in the fourth quarter of 2005, we added several impressive new client companies including: Atos Origin S.A., Cooper Tire & Rubber Company, Euronext N.V., Mutual of America Life Insurance Company, Veolia Environnement and XM Satellite Radio. Our cross-selling efforts into the existing client base drove the cross-sell ratio — the average number of subscriptions per member institution — to 3.82 from 3.46 the prior year and the average contract value per institution to $134,734.”

Mr. Monahan continued, “We are also pleased today to announce our first initiative to serve middle market companies, those companies with between $100 million and $750 million in annual revenue. This initiative, launched in Q4 of last year, targets human resource executives at 10,000 companies in North America and Europe. It also opens up a tremendous additional growth opportunity for CEB and paves the way for potential service to other functional heads at these companies. We are also happy to be well out of the gates in 2006 with the first of our planned five to six new program launches for this year: The Project Management Office Executive Council. This program serves the senior IT executives responsible for managing the large and growing portfolio of IT projects underway at large companies. These executives typically allocate financial and human resources across the IT project portfolio and monitor project performance. And, at many companies, they are being asked to extend their expertise across a broadening range of large scale projects underway at member companies. This launch brings our total number of programs to 37.”
DIVIDEND INCREASE AND SHARE REPURCHASE AUTHORIZATION
CEB is increasing its quarterly dividend to $0.30 from $0.10 per share. The dividend is payable on March 31, 2006, to stockholders of record at the close of business on March 10, 2006. The Company also announced that its Board of Directors authorized additional share repurchases for up to $150.0 million, which when combined with the remaining balance of the existing share repurchase authorization, provides CEB the opportunity to repurchase up to approximately $218.2 million of its shares. The increase in the dividend and the share repurchase authorization reflect the Company’s continued strong performance and its commitment to returning excess capital to shareholders.
During the year ended December 31, 2005, the Company repurchased 855,705 shares of its common stock at a total cost of approximately $61.5 million. Repurchases will continue to be made in open market and privately negotiated transactions subject to market conditions. No minimum number of shares has been fixed. The Company is funding its share repurchases with cash on hand and cash generated from operations.
OUTLOOK FOR 2006
The following statements summarize the Company’s guidance for 2006.
The Company is comfortable with a target for annual growth in revenues of a minimum of 25%, or $454 million, and the following quarterly revenue distribution (in millions):

	Q1	Q2	Q3	Q4	Total

Calendar 2006	$104.0	$110.0	$116.0	$124.0	$454.0
The Company’s guidance for GAAP annual diluted earnings per share in 2006 is $1.80-$1.84. Excluding share-based compensation expenses under FAS123(R), we expect adjusted annual diluted earnings per share of $2.22 with a distribution as follows:

	Q1	Q2	Q3	Q4	Total

Calendar 2006	$0.49	$0.51	$0.57	$0.65	$2.22

The Company is also comfortable with continued modest adjusted operating margin expansion, excluding any share-based compensation expenses under FAS 123(R), within the annual target range of 25 — 30%. As in the past, the operating margin may fluctuate on a quarterly basis.
For 2006, the Company expects interest income of approximately $22.5 — $23.5 million, an effective income tax rate of approximately 38.5%, and diluted weighted shares outstanding of approximately 41.0 — 41.5 million.
EFFECT OF SHARE-BASED COMPENSATION
The Company’s adjusted diluted earnings per share presentations exclude the operating expense and tax effects of FAS 123(R). The Company’s management uses the adjusted presentations to evaluate projected operating results on a basis that is comparable to that used for periods prior to implementation of FAS 123(R) and provides such information publicly to assist in comparisons to prior periods. The Company is not yet able to provide a quantitative reconciliation to quarterly EPS determined under accounting principles generally accepted in the United States because the timing and expense associated with its 2006 share-based compensation arrangements is not currently determinable. Adjusted financial results are not measures of financial performance under accounting principles generally accepted in the United States and should not be viewed as a pro-forma presentation reflecting the elimination of the underlying share-based compensation programs, as those programs are an important element of the Company’s compensation structure and generally accepted accounting principles indicate that all forms of share-based payments should be valued and included as appropriate in results of operations. Management compensates for this aspect of the non-GAAP financial measures by evaluating the dilutive effect of the Company’s share-based compensation arrangements on the Company’s basic and diluted earnings per share calculations and by reviewing other quantitative and qualitative information regarding the Company’s share-based compensation arrangements. Because adjusted financial results are not measurements determined in accordance with accounting principles generally accepted in the United States and are thus susceptible to varying calculations, they may not be comparable as presented to other similarly titled measures of other companies.
FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You are hereby cautioned that these statements may be affected by the important factors, among others, set forth below and in CEB’s filings with the U.S. Securities and Exchange Commission, and consequently, actual operations and results may differ materially from the results discussed in the forward-looking statements. Factors that could cause actual results to differ materially from those indicated by forward-looking statements include, among others, our dependence on renewals of our membership-based services, difficulties we may experience in anticipating market trends, our need to attract and retain a significant number of highly skilled employees, fluctuations in operating results, our potential inability to protect our intellectual property rights, our potential exposure to loss of revenue resulting from our unconditional service guarantee, various factors that could affect our estimated income tax rate or our ability to use our existing deferred tax assets, whether the Washington, D.C. Office of Tax and Revenue withdraws our QHTC status and possible volatility of our stock price. These and other factors are discussed more fully in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of CEB’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, its 2004 Annual Report on Form 10-K. The forward-looking statements in this press release are made as of February 7, 2006 and we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.
The Corporate Executive Board Company is a leading provider of best practices research and analysis focusing on corporate strategy, operations and general management issues. CEB provides its integrated set of services currently to more than 2,300 of the world’s largest and most prestigious corporations, including over 80% of the Fortune 500. These services are provided primarily on an annual subscription basis and include best practices research studies, executive education seminars, customized research briefs and Web-based access to a library of over 275,000 corporate best practices.

THE CORPORATE EXECUTIVE BOARD COMPANY
Financial Highlights and Other Operating Statistics
(in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
Financial Highlights	2005	2004	2005	2004
Revenues	$99,835	$77,123	$362,226	$280,724
Net income	$21,275	$16,989	$75,060	$53,656
Basic earnings per share	$0.54	$0.44	$1.90	$1.40
Diluted earnings per share	$0.52	$0.42	$1.83	$1.34
Weighted average shares outstanding:
Basic	39,522	38,967	39,572	38,344
Diluted	41,169	40,582	41,092	39,925

Adjusted income from operations (1)	$28,810	$22,653	$100,022	$75,659
Adjusted net income (1)	$21,275	$16,989	$75,060	$57,134
Adjusted diluted earnings per share (1)	$0.52	$0.42	$1.83	$1.43

(1)	Reconciliation of GAAP to adjusted income from operations, adjusted net income and adjusted diluted earnings per share for the year ended December 31, 2004:

Income from operations, as reported	$70,449
Non-cash lease restructuring costs	5,210

Adjusted income from operations	$75,659

Net income, as reported	$53,656
Non-cash lease restructuring costs, net of tax	3,478

Adjusted net income	$57,134

Diluted earnings per share, as reported	$1.34
Non-cash lease restructuring costs, net of tax	0.09

Adjusted diluted earnings per share	$1.43

In August 2004, the Company entered into a new lease agreement for office facilities in Rosslyn, Virginia beginning in 2008. Under the terms of the new lease, several of the Company’s prior leases have been assumed by the new lessor. With these lease transactions, the Company recorded a charge of $5.2 million in the three months ended September 30, 2004 related to the assumption of the Company’s existing leases by the new lessor. The Company’s adjusted income from operations, net income and diluted earnings per share presentations exclude the effects of this charge so as to provide additional information about CEB’s ongoing operating performance and to assist in comparisons to prior periods. Adjusted financial results should not be considered as measures of financial performance under accounting principles generally accepted in the United States, and the item excluded is a significant component in understanding and assessing the Company’s financial condition. Because adjusted financial results are not measurements determined in accordance with accounting principles generally accepted in the United States and are thus susceptible to varying calculations, they may not be comparable as presented to other similarly titled measures of other companies.

	Year Ended December 31,
Other Operating Statistics	2005	2004
Contract value (in thousands)	$381,366	$294,949
Average subscription price	$35,229	$35,962
Membership programs	36	31
Member institutions	2,831	2,368
Total membership subscriptions	10,825	8,202
Average subscriptions per member institution	3.82	3.46
Client renewal rate	92%	91%

THE CORPORATE EXECUTIVE BOARD COMPANY
Operating Statistic and Financial Highlights
(in thousands, except per share data)

	Selected	Three Months Ended		Selected	Year Ended
	Growth	December 31,		Growth	December 31,
	Rates	2005	2004	Rates	2005	2004

Operating Statistic

Contract value (1) (at period end)	29.3%	$381,366	$294,949

Financial Highlights
Revenues	29.4%	$99,835	$77,123	29.0%	$362,226	$280,724
Cost of services		33,387	25,801		120,607	91,285

Gross profit		66,448	51,322		241,619	189,439

Member relations and marketing		24,832	20,359		93,528	75,460
General and administrative		10,501	6,833		40,250	31,130
Depreciation and amortization		2,305	1,477		7,308	6,782
Non-cash lease restructuring costs		—	—		—	5,210
Stock option and related expenses		—	—		511	408

Income from operations	27.2%	28,810	22,653	42.0%	100,022	70,449

Other income, net		3,921	2,800		13,588	9,936

Income before provision for income taxes		32,731	25,453		113,610	80,385
Provision for income taxes		11,456	8,464		38,550	26,729

Net income	25.2%	$21,275	$16,989	39.9%	$75,060	$53,656

Basic earnings per share		$0.54	$0.44		$1.90	$1.40
Diluted earnings per share	23.8%	$0.52	$0.42	36.6%	$1.83	$1.34

Weighted average shares outstanding
Basic		39,522	38,967		39,572	38,344
Diluted		41,169	40,582		41,092	39,925

Adjusted income from operations	27.2%	$28,810	$22,653	32.2%	$100,022	$75,659
Adjusted net income	25.2%	$21,275	$16,989	31.4%	$75,060	$57,134
Adjusted diluted earnings per share	23.8%	$0.52	$0.42	28.0%	$1.83	$1.43

Percentages of Revenues
Gross profit		66.6%	66.5%		66.7%	67.5%
Member relations and marketing		24.9%	26.4%		25.8%	26.9%
General and administrative		10.5%	8.9%		11.1%	11.1%
Adjusted income from operations		28.9%	29.4%		27.6%	27.0%

(1)	We define “Contract value” as of the quarter-end as the aggregate annualized revenue attributed to all agreements in effect on such date, without regard to the remaining duration of any such agreement.

THE CORPORATE EXECUTIVE BOARD COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,
	2005	2004
Assets

Current assets:
Cash and cash equivalents	$424,276	$113,996
Marketable securities	2,264	50,292
Membership fees receivable, net	120,242	97,106
Deferred income taxes, net	11,880	26,121
Deferred incentive compensation	11,489	9,277
Prepaid expenses and other current assets	8,944	8,107

Total current assets	579,095	304,899

Deferred income taxes, net	2,958	3,466
Marketable securities	118,096	252,689
Goodwill and other intangibles	8,445	—
Property and equipment, net	18,401	17,397

Total assets	$726,995	$578,451

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable and accrued liabilities	$43,667	$17,450
Accrued incentive compensation	27,045	18,213
Deferred revenues	261,300	205,494

Total current liabilities	332,012	241,157

Other liabilities	9,569	9,833

Total liabilities	341,581	250,990

Total stockholders’ equity	385,414	327,461

Total liabilities and stockholders’ equity	$726,995	$578,451

THE CORPORATE EXECUTIVE BOARD COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended December 31,
	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$75,060	$53,656
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation and amortization	7,305	6,182
Loss (gain) on the sale of investments	2,320	(746)
Loss on disposal of property and equipment	—	1,162
Deferred income taxes	30,801	24,373
Non-cash lease restructuring costs	—	5,210
Amortization of marketable securities premiums, net	1,865	2,777
Changes in operating assets and liabilities:
Membership fees receivable, net	(23,055)	(33,946)
Deferred incentive compensation	(2,212)	(1,945)
Prepaid expenses and other current assets	(1,179)	(1,865)
Accounts payable and accrued liabilities	26,305	4,894
Accrued incentive compensation	8,894	7,116
Deferred revenues	55,252	50,650
Other liabilities	113	1,178

Net cash flows provided by operating activities	181,469	118,696

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment, net	(8,703)	(9,002)
Acquisitions, net of cash acquired	(8,136)	—
Purchase of marketable securities	—	(197,049)
Sales and maturities of marketable securities	176,384	63,611

Net cash flows provided by (used in) investing activities	159,545	(142,440)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the exercise of common stock options	45,135	55,495
Proceeds from issuance of common stock under the employee stock purchase plan	1,407	931
Purchase of treasury shares	(61,489)	(25,687)
Payment of dividends	(15,787)	(11,567)
Reimbursement of common stock offering costs	35	225
Payment of common stock offering costs	(35)	(225)

Net cash flows (used in) provided by financing activities	(30,734)	19,172

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	310,280	(4,572)
Cash and cash equivalents, beginning of period	113,996	118,568

Cash and cash equivalents, end of period	$424,276	$113,996